EXHIBIT 10(k)

                                THIRD AMENDMENT

                 THIRD AMENDMENT, dated as of September 29, 1994 (this "Amendment"), among:

         (i) THE CONTINENTAL CORPORATION, a New York
corporation ( the "Borrower" );
                   --------

         (ii) the banks and other financial institutions listed
as Lenders on the signature pages hereof (the "Lenders");
                                               -------

        (iii) CHEMICAL BANK, and CITIBANK, N.A., as co-agents
(each, in such capacity, a "Co-Agent") for the Lenders; and
                            --------

         (iv) CHEMICAL BANK, as administrative agent (in such
capacity, the "Administrative Agent") for the Lenders,
               --------------------

amending the Credit Agreement, dated as of December 30, 1993 (as amended, supplemented or otherwise modified prior to the date hereof, the "Credit Agreement") among the Borrower, the banks and
             ----------------
financial institutions parties thereto as Lenders on the date hereof (the "Existing Lenders"), the Co-Agents and the
             ----------------
Administrative Agent.

                              WITNESSETH:

                 WHEREAS, the Borrower has requested the Existing Lenders to agree to amend the Credit Agreement to, among other things, increase the Commitments thereunder and extend the Termination Date to December 31, 1995 (as each of such terms is defined in the Credit Agreement) and change certain pricing provisions thereof as set forth in this Third Amendment;

                 WHEREAS, certain of the Existing Lenders are willing to agree to the amendments requested by the Company, and the other
Existing Lenders, each of which is listed as an "Exiting Lender"
                                                 --------------
on Annex A to this Third Amendment (individually, an "Exiting
Lender", and collectively, the "Exiting Lenders"), will cease to be Lenders under the Credit Agreement on the Effective Date (as defined in Section 7 of this Third Amendment); and

                 WHEREAS, certain financial institutions that are not now Lenders parties to the Credit Agreement, each of which is listed as a "New Lender" on Annex A to this Third Amendment
             ----------
(individually, a "New Lender" and collectively, the "New
                  ----------                         ---
Lenders"), will become Lenders on the Effective Date, and the
-------
amounts of the Commitments (as defined in the Credit Agreement) of certain of the Existing Lenders under the Credit Agreement will change on the Effective Date;

                 NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the Borrower, the Lenders, the Co-
Agents and the Administrative Agent hereby agree as follows:

                 1.    Definitions. Unless otherwise defined herein,
                       -----------
terms defined in the Credit Agreement are used herein as therein defined.

                 2.    Amendments to Subsection 1.1. (a) Subsection 1.1
                       ----------------------------
is hereby amended by deleting the definition of "Termination
Date" and inserting the following definitions in the correct alphabetical order:

              "Applicable Margin": with respect to each day during
               -----------------
     each Interest Period relating to Eurodollar Loans, a rate per annum based on the Ratings in effect on such day, in each case as set forth below:

        Ratings                           BBB+/Baa1                    BBB/Baa2
        S&P/Moody's                       or Hiqher                    or Lower

        Applicable Margin                     .50%                     .625%
        (Prior to 4/1/95)

        Applicable Margin                     .75%                     .875%
        (From and After
        4/1/95)

    In the event that the Ratings for the two Rating Agencies do not coincide on any day, or there shall be no Rating in effect by a Rating Agency on any day, the Applicable Margin set forth above opposite the lower Rating shall be applicable on such day.

            "Applicable Facility Fee Rate": for each day during
             ----------------------------
    each quarterly calculation period, a rate per annum based on the Ratings in effect on such day, as set forth below:

       Ratings                           BBB+/Baa1                    BBB/Baa2
       S&P/Moody's                       or Hiqher                    or Lower

       Facility Fee                          .25%                       .375%

    In the event that the Ratings for the two Rating Agencies do not coincide on any day, or there shall be no Rating in effect by a Rating Agency on any day, the Applicable
    Facility Fee Rate set forth above opposite the lower Rating shall be applicable on such day.

             "Rating": with respect to each Rating Agency, the
              ------
    publicly-available rating by such Rating Agency of the

                                                                       3
Borrower's senior, long-term, unsecured, non credit-enhanced debt.

        "Rating Agencies": the collective reference to
         ---------------
Standard & Poor's Ratings Group ("S&P") and Moody's
Investors Service, Inc. ("Moody's") .

        "Termination Date": December 31, 1995.
         ----------------

         "Third Amendment Effective Date": the date which is
          ------------------------------
the "Effective Date" under (and as defined in) the Third
Amendment, dated as of September 29, 1994, to this Agreement.

                    3.  Other Amendments.
                        ----------------

         (a) Subsection 2.12 is hereby amended by deleting clause (a) thereof and substituting in lieu thereof a new clause (a) to read in its entirety as follows:

         "(a) Each Eurodollar Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurodollar Rate determined for such day plus (i) until the Third Amendment Effective Date, 0.4375% and (ii) from and after the Third Amendment
Effective Date, the Applicable Margin."

         (b) Subsection 2.13 is hereby amended by deleting clause (a) thereof and substituting in lieu thereof a new clause (a) to read in its entirety as follows:

         "(a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee for the period from and including the first day of the Commitment Period to the Termination Date, computed (i) until the Third
Amendment Effective Date, at the rate of 0.1875% per annum and (ii) from and after the Third Amendment Effective Date, at the Applicable Facility Fee Rate, in each case on the average daily amount of the Commitment of such Lender during the period for which payment is made. Facility fees shall be payable quarterly in arrears on the last day of each March, June, September and December and on the Termination
Date or such earlier date on which the Commitments shall terminate as provided herein, commencing on the first of such dates to occur after the date hereof."

         (c) Subsection 2.4 is hereby deleted in its entirety and the following is hereby inserted in lieu thereof:

          "2.4 [Reserved]"

         (d) Subsection 3.1 is hereby amended to read in its entirety as follows:

          "3.1 Financial Condition. (a) The consolidated
               -------------------
balance sheet of the Borrower and its consolidated Subsidiaries as at December 31, 1992 and December 31, 1993 and the related consolidated statements of income and of cash flows for the fiscal years ended on such dates, reported on by KPMG Peat Marwick, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such dates, and the consolidated results of their operations and their consolidated cash flows for the fiscal years then ended.
The unaudited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at June 30, 1994 and the related unaudited consolidated statements of income and of cash flows for the six-month period ended on such date, certified by a Responsible Officer, copies of which have heretofore been furnished to each Lender, present fairly the consolidated financial condition of the Borrower and its consolidated Subsidiaries as at such date, and the consolidated results of their operations and their consolidated cash flows for the six-month period then ended (subject to normal year-end audit adjustments). All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved (except as approved by such accountants or Responsible Officer, as the case may be, and as disclosed therein). Since December 31, 1993 there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect.

          (b) The consolidated Statutory Statement of CIC and its affiliated fire and casualty insurers, as filed with the appropriate Governmental Authority of the jurisdiction of CIC's domicile, as of and for the fiscal years ended
December 31, 1992 and December 31, 1993, and the Statutory Statements of each of the Reporting Insurance Subsidiaries, as filed with the appropriate Governmental Authority of the jurisdiction of such Reporting Insurance Subsidiary's domicile, as of and for the fiscal years ended December 31, 1992 and December 31, 1993, copies of which have been heretofore delivered to each Lender, have been prepared in accordance with SAP applied on a consistent basis. The
Statutory Statement of each of the Reporting Insurance Subsidiaries, as filed with the appropriate Governmental Authority of the jurisdiction of such Reporting Insurance Subsidiary's domicile, as of and for the fiscal quarters ended March 31, 1993 and June 30, 1993, copies of which have been heretofore delivered to each Lender, have been prepared in accordance with SAP applied on a consistent basis. Such Statutory Statements fairly present the financial condition, results of operations, changes in surplus and cash flow of CIC and its affiliated fire and casualty insurers or such Reporting Insurance Subsidiaries, as the case may be, as of and for the respective dates and periods indicated therein in accordance with SAP applied on a consistent basis. Since December 31, 1993 there has been no development or event which has had or would reasonably be expected to have a Material Adverse Effect."

         (e) Subsection 6.4 of the Credit Agreement is hereby amended by deleting clauses (a) and (c) thereof and substituting in lieu thereof new clauses (a) and (c) to read in their entirety as follows:

         "(a) the sale or other disposition of all of the Capital Stock of, or all or substantially all of the assets of, Continental Canada and Casualty Insurance, and other discontinued operations publicly disclosed prior to the December 30, 1993;"

         "(c) the sale or other disposition of any property, provided that both (i) the aggregate book value of all assets so sold or disposed of since December 31, 1993 shall not constitute more than 10% in book value of the consolidated total assets of the Borrower and its Subsidiaries as at December 31, 1992 or, if later, the end of the most recent fiscal year of the Borrower for which financial statements have been (or were required to be) delivered pursuant to subsection 5.1(a) of the Credit Agreement, and (ii) the portion, contributed by such assets so sold or disposed of since December 31, 1993, of the consolidated income from continuing operations of the Borrower and its Subsidiaries for the most recent fiscal year of the Borrower for which financial statements have been (or were required to be) delivered pursuant to subsection 5.1(a) of the Credit Agreement shall not, in the aggregate, be 10% or more of the average consolidated income from continuing operations of the Borrower and its Subsidiaries for the fiscal years ended December 31, 1988, 1989, 1990, 1991 and 1992."

         (f) Paragraph (j) of Section 7 of the Credit Agreement is hereby amended by deleting clause (i)(A) thereof and substituting in lieu thereof the following new clause (i)(A) :

         "(A) shall have acquired beneficial ownership of shares of any class or classes of Capital Stock having ordinary voting power in the election of directors of the Borrower voting together with any other outstanding class or classes of Capital Stock, which shares represent 25% or more of the voting power of such combined classes,"

         (g) Part A of Schedule I to the Credit Agreement is hereby amended to read in its entirety as set forth in Schedule I to this Amendment. Part B of Schedule I to the Credit Agreement will be revised by the Administrative Agent based upon information provided to it by the Lenders on or after the

                                                                        6
Effective Date. Part B, as so revised, will be included in the conformed copy to this Amendment to be distributed to the Lenders after the Effective Date.

                 4.    New Lenders; Exiting Lenders]. (a) As of the
                       ----------------------------
Effective Date, the New Lenders shall become Lenders parties to the Credit Agreement, and the terms "Lender" and "Lenders" as used in the Credit Agreement shall be deemed to include each New Lender. Each New Lender (i) hereby appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Credit Documents as provided by the terms thereof and in accordance with Section 11 of the Credit Agreement and (ii) agrees that as of the Effective Date it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement and the other Credit Documents are required to be performed by it as a Lender. As of the Effective Date, each New Lender shall have all the rights of a Lender under the Credit Agreement.

         (b) As of the Effective Date, the Commitments of each of the Exiting Lenders shall be terminated, and the Exiting Lenders shall no longer be parties to the Credit Agreement, provided that
                                                    --------
any indemnities or other agreements under the Credit Agreement or any other Credit Document which by their terms survive repayment of amounts payable thereunder shall survive repayment pursuant hereto with respect to the Exiting Lenders.

                 5.    Loan Refunding. (a) Each Loan, if any,
                       --------------
outstanding on the Effective Date prior to the effectiveness of this Third Amendment shall be repaid on the Effective Date to the Administrative Agent for the account of the Existing Lender to which such Loan is owed, in each case in accordance with the Credit Agreement as in effect prior to the effectiveness of this Third Amendment. Loans in the aggregate amount requested by the Borrower in accordance with the Credit Agreement, if any, shall be made by the Lenders (as defined after giving effect to this Third Amendment) on the Effective Date in accordance with the Credit Agreement as amended by this Third Amendment.

         (b) Each repayment pursuant to clause (a) above shall be accompanied by payment in full to each Existing Lender by the Borrower of (i) all accrued interest owed to such Existing Lender by the Borrower under the Credit Agreement and (ii) all unpaid amounts, if any, required to be paid to such Existing Lender by the Borrower pursuant to the Credit Agreement (which, for purposes hereof, shall include payment of all fees, including facility fees, accrued for the account of such Existing Lender pursuant to subsection 2.13 of the Credit Agreement before giving effect to this Third Amendment).

                 6.    Certain Fees. On the Effective Date, the Borrower
                       ------------
shall pay to the Administrative Agent, for the account of the Co-
Agents and the Lenders, as the case may be, such fees as shall

                                                                        7
have been agreed upon by the Borrower, the Co-Agents and the Lenders. The Administrative Agent shall distribute such fees to the Lenders and Co-Agents entitled thereto.

                 7.    Effectiveness. This Amendment shall become
                       -------------
effective on the date (the "Effective Date") of satisfaction of
                            --------------
the following conditions precedent:

         (a) the Administrative Agent shall have received counterparts of this Third Amendment, duly executed and delivered by all the parties listed on the signature pages hereto;

         (b) each Existing Lender the Commitment of which will have changed upon the effectiveness of this Third Amendment shall have received replacement Notes, in the forms specified by the Credit Agreement, duly executed and delivered by the Borrower;

         (c) each New Lender shall have received Notes, in the forms specified by the Credit Agreement, duly executed and delivered by the Borrower;

         (d) the Administrative Agent shall have received an opinion of the Borrower's General Counsel, substantially in the form of Annex B to this Amendment;

         (e) the interest, fees and other amounts required by Sections 5 and 6 hereof to be paid to the Administrative
Agent shall have been paid; and

         (f) all corporate and other proceedings and all other documents and legal matters in connection with the transactions contemplated by this Third Amendment shall be satisfactory in form and substance to the Administrative
Agent and its counsel.

                  8.    Representations and Warranties. To induce the
                        ------------------------------
Administrative Agent to enter into and the Lenders to consent to this Amendment, the Borrower hereby represents and warrants to the Agent and the Lenders that, after giving effect to the amendments provided for herein, the representations and warranties contained in the Credit Agreement and the other Loan Documents will be true and correct in all material respects as if made on and as of the date hereof and that no Default or Event of Default will have occurred and be continuing.

                  9.    No Other Amendments. Except as expressly amended
                        -------------------
hereby, the Credit Agreement, the Notes and the other Loan
Documents shall remain in full force and effect in accordance with their respective terms, without any waiver, amendment or modification of any provision thereof.

                                                                       8
                   10. Counterparts. This Amendment may be executed by
                       ------------
one or more of the parties hereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                   11. Applicable Law. THIS AMENDMENT SHALL BE GOVERNED
                       --------------
BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF
THE STATE OF NEW YORK.

                   IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

                                         THE CONTINENTAL CORPORATION

                                          By:/s/Francis Colalucci
                                             -----------------------------
                                                Title: V.P., Treasurer


                                          CHEMICAL BANK, as Administrative
                                          Agent and a Co-Agent

                                          By:/s/M. Luisa Hunnewell
                                             -----------------------------
                                                Title: Vice President

                                          CITIBANK, N.A., as a Co-Agent

                                          By:/s/Ann Miles
                                             -----------------------------
                                                Title: Vice President

                                          THE LENDERS:


                                          CHEMICAL BANK

                                          By:/s/M. Luisa Hunnewell
                                             -----------------------------
                                                Title: Vice President

                                          CITIBANK, N.A.

                                          By:/s/Ann Miles
                                             -----------------------------
                                                Title: Vice President

                                SHAWMUT BANK CONNECTICUT, N.A.

                                By:/s/Joseph J. Wadlinger, Jr.
                                   ----------------------------------
                                      Title: Assistant Vice President

                                THE BANK OF NOVA SCOTIA

                                By:/s/Stephen Lockhart
                                   ----------------------------------
                                      Title: Vice President

                                FIRST INTERSTATE BANK OF CALIFORNIA

                                By:/s/Tim Helotes
                                   ----------------------------------
                                      Title: Vice President

                                MELLON BANK N.A.

                                By:/s/Timothy J. Somers
                                   ----------------------------------
                                      Title: Vice President

                                THE BANK OF NEW YORK

                                By:/s/Timothy Stambaugh
                                   ----------------------------------
                                      Title: Vice President

                                BARCLAYS BANK PLC, NEW YORK BRANCH

                                By:/s/Francis C. Constantinople
                                   ----------------------------------
                                      Title: Vice President

                                DEUTSCHE BANK, AG, NEW YORK BRANCH
                                AND/OR CAYMAN ISLANDS BRANCH

                                By:/s/Susan A. Maros
                                   ----------------------------------
                                      Title: Vice President

                                By:/s/Johnston de F. Whitman
                                   ----------------------------------
                                      Title: Director

                                CREDIT LYONNAIS NEW YORK BRANCH

                                By:/s/Jeffrey Kravis
                                   ----------------------------------
                                      Title: First Vice President

                                THE FUJI BANK, LIMITED NEW YORK
                                BRANCH

                                By:/s/Gina M. Kearns
                                   ----------------------------------
                                      Title: Vice President and Manager

                                THE FIRST NATIONAL BANK OF CHICAGO

                                By:/s/Thomas J. Collimore
                                   ----------------------------------
                                      Title: Vice President


                                                                                  SCHEDULE I
Commitments;
Lending Offices and Addresses
-----------------------------
A. Commitment Amounts and Percentages
Lender                                                         Commitment         Commitment Percentage
Chemical Bank                                                  $37,500,000               17.86%
Citibank, N.A.                                                 $30,000,000               14.29%
Shawmut Bank Connecticut, N.A.                                 $27,500,000               13.10%
First Interstate Bank of California                            $25,000,000               11.91%
Credit Lyonnais New York Branch                                $20,000,000                9.52%
Mellon Bank N.A.                                               $20,000,000                9.52%
The Bank of New York                                           $10,000,000                4.76%
Barclays Bank PLC, New York Branch                             $10,000,000                4.76%
Deutsche Bank, AG, New York Branch and/or                      $10,000,000                4.76%
Cayman Islands Branch
The First National Bank of Chicago                             $10,000,000                4.76%
The Fuji Bank, Limited New York Branch                         $10,000,000                4.76%
TOTAL                                                          $210,000,000       100.000000000000000%


                       EXITING LENDERS AND NEW LENDERS

                                                                  ANNEX A

Exiting Lenders

The Bank of Nova Scotia

New Lenders

Credit Lyonnais New York Branch
Barclays Bank PLC, New York Branch
Deutsche Bank, AG, New York Branch and/or Cayman Islands Branch
The First National Bank of Chicago
The Fuji Bank, Limited New York Branch

                                                                     ANNEX B

                     FORM OF OPINION OF COUNSEL TO BORROWER

                                             _____________________, 1994______





        Chemical Bank, as Administrative Agent
        270 Park Avenue
        New York, New York 10017

        And each of the Lenders
             parties to the Credit Agreement
             referred to below

              I am Senior Vice President, General Counsel and Secretary of The Continental Corporation, a New York corporation (the "Borrower"), and have acted as counsel to the Borrower in
         --------
        connection with [(a)] the Third Amendment, dated as of September 29, 1994 (the "Third Amendment") to the Credit Agreement, dated
                       ---------------
        as of December 30, 1993 (as amended, including pursuant to the Third Amendment, the "Credit Agreement"), among the Borrower, the
                              ----------------
        lenders parties thereto (the "Lenders"), Chemical Bank and
                                      -------
        Citibank, N.A., as co-agents, and Chemical Bank, as
        administrative agent for the Lenders (in such capacity, the "Administrative Agent"),[ and (b) the Notes delivered pursuant to
         --------------------
        the Credit Agreement on the date hereof].

                The opinions expressed below are furnished to you pursuant to Section 7 of the Third Amendment. Unless otherwise defined herein, terms defined in, or by reference in, the Third Amendment and used herein shall have the meanings given to them in the Third Amendment.

             In arriving at the opinions expressed below,

             (a) I have examined and relied on the originals, or copies certified or otherwise identified to my satisfaction, of each of
        (1) the Credit Agreement and all amendments thereto, including the Third Amendment, (2) the Revolving Credit Notes delivered the date hereof and (3) the CAF Advance Notes delivered the date hereof (the Credit Agreement, the Third Amendment, such Revolving Credit Notes and such CAF Advance Notes being hereinafter referred to collectively as the "Transaction Documents"); and
                                         ---------------------

             (b) I have examined such corporate documents and records of the Borrower and such other instruments and certificates of public officials, officers and representatives of the Borrower and other Persons as I have deemed reasonably necessary or appropriate for the purposes of this opinion.

             In arriving at the opinions expressed below, I have made such investigations of law, in each case as I have deemed reasonably appropriate as a basis for such opinions.

             In rendering the opinions expressed below, I have assumed, with your permission, without independent investigation or inquiry, (a) the authenticity of all documents submitted to me as originals, (b) the genuineness of all signatures on all documents that I examined (other than those of the Borrower and officers of the Borrower) and (c) the conformity to authentic originals of documents submitted to me as certified, conformed or photostatic copies.

             When my opinions expressed below are stated "to the best of my knowledge," I have made reasonable investigation of the subject matters of such opinions and have no reason to believe that there exist any facts or other information that would render such opinions incorrect.

             Based upon and subject to the foregoing, I am of the opinion that:

             1. The Borrower (a) is duly organized, validly existing and in good standing under the laws of the State of New York, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and
        (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except, in the case of clauses (b) and (c) of this paragraph, to the extent that the failure to have such power, authority and legal right or to be so qualified would not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

             2. The Borrower has the corporate power and authority, and the legal right, to make, deliver and perform its obligations under the Credit Agreement and each of the other Transaction Documents to which it is a party and to borrow under the Credit Agreement. The Borrower has taken all necessary corporate action to authorize the borrowings on the terms and conditions of the Credit Agreement and the other Transaction Documents and to authorize the execution, delivery and performance of the Credit Agreement and the other Transaction Documents to which it is a party. No consent or authorization of, approval by, notice to, filing with or other act by or in respect of any Governmental Authority or any other Person is required in connection with the borrowings under the Credit Agreement or with the execution, delivery, performance, validity or enforceability of the Credit Agreement and the other Transaction Documents.

             3. Each of the Credit Agreement and the other Transaction Documents to which the Borrower is a party has been duly executed and delivered on behalf of the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms.

             4. The execution and delivery of the Credit Agreement and the other Transaction Documents to which the Borrower is a party, the performance by the Borrower of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by the Borrower with any of the provisions thereof, the borrowings under the Credit Agreement and the use of proceeds thereof, all as provided therein, (a) will not violate, or constitute a default under, any Requirement of Law or, to the best of my knowledge, any Contractual Obligations of the Borrower or of any of its Subsidiaries and (b) will not result in, or require, the creation or imposition of any Lien on any of its or their respective properties or revenues which, in the case of clauses (a) and (b) of this paragraph, would reasonably be expected to have a Material Adverse Effect.

             5. To the best of my knowledge, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to the Credit Agreement or any of the other Transaction Documents, or
        (b) which could have a Material Adverse Effect. To the best of my knowledge, no Governmental Authority having jurisdiction over the business of any Insurance Subsidiary has taken any action or commenced any proceeding to exercise control over the business or operations of such Insurance Subsidiary, or to cause such Insurance Subsidiary to take any action which would reasonably be expected to have a Material Adverse Effect, and to the best of my knowledge no such action or proceeding has been threatened by any Governmental Authority.

             6. To the best of my knowledge, neither the Borrower nor any of its Subsidiaries is in default under or with respect to any Requirements of Law or Contractual Obligations in any respect which would be reasonably expected to have a Material Adverse Effect.

             7. The Borrower is not (a) an "investment company," or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, or
        (b) a "holding company,' as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.

             My opinion set forth in paragraph 3 above is subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                I am a member of the bar of the State of New York and I express no opinion as to the laws of any jurisdiction other than the Federal laws of the United States of America.

                                             Very truly yours,



                                             William F. Gleason, Jr.
                                             Senior Vice President, General
                                             Counsel and Secretary